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                                                                    Exhibit 10.2

                                                    Agreement No. PSAL-00IAS0324
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                         CADENCE DESIGN SYSTEMS, INC.
                        PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement ("Agreement"), made and entered into as of 24th March 2000 ("Effective Date"), is by and between Cadence Design Systems, Inc., with a place of business at 555 River Oaks Parkway, San Jose, California 95134 U.S.A. ("Cadence"), and IAS Communications, Inc. with a place of business 10751 Shellbridge Way, Richmond, B. C. Canada (the "Customer"). This Agreement relates solely to the provision of consulting services for the purpose of advising Customer of process inefficiencies in Customer's processes or the provision of training or consulting services concerning usability issues of Cadence software products. However, this Agreement does not cover the provision of other electronic design automation consulting services, including but not limited to the creation of electronic designs, nor the provision or licensing of any Cadence software programs.

1.   Definitions.

In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

"Confidential Information" means any information written or otherwise disclosed in any medium by one party to the other under this Agreement and marked or otherwise designated as "Confidential" or is clearly by its nature confidential. However, Confidential Information shall not include any information that: (a) is or becomes a part of the public domain through no act or omission of the other party or otherwise available to the public other than by breach of this Agreement; or (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; or (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party without access to the Confidential Information.

"Deliverables" means the specific materials, information, reports or other deliverables that are provided by Cadence to Customer as a result of performing the Services and which are specified in the Statement of Work.

"IP Rights" means semiconductor topography rights, rights in mask works conferred by the U.S. Semiconductor Chip Protection Act 1984 or any modification or re-enactment thereof, patents, copyrights, trade marks, trade secrets, design rights whether registered or unregistered and including any application for registration of any of the foregoing and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

"Licensed Technology" means the information, materials and technology owned or controlled by Customer which Cadence reasonably requires to perform the Services;

"Residual Information" means information in the non-tangible form of generic knowledge and know-how that is or may be retained by persons who have performed the Services and/or have had access to confidential information of the other party, including ideas, concepts or techniques contained therein;

"Services" means the professional consulting services described in the Statement of Work;

"Statement of Work" means the description of the Services and Deliverables to be provided hereunder from time to time substantially in the form set out in
Schedule 1 of this Agreement. This term may include single or multiple Statements of Work.

2.   Professional Services.

2.1 Cadence shall perform the Services described in each Statement of Work in accordance with this Agreement using such resources as Cadence deems necessary.

2.3 The Customer agrees that Cadence's provision of the Services depends upon the Customer's timely cooperation and assistance as Cadence may require. Cadence shall bear no liability or otherwise be responsible for delays in the provision of the Services or any part thereof caused by the Customer's failure to provide such cooperation or assistance.

2.4  Customer agrees to provide Cadence with the Licensed Technology.

3.   Fees and Expenses.

3.1 In consideration of Cadence performing the Services, Customer undertakes to pay Cadence the fees and expenses set out in accordance with and in the manner described in the Statement of Work.

3.2 The amounts payable to Cadence for the Services are exclusive of any sales or use tax,

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deductions, withholding or other taxes or governmental charges. Customer shall be responsible for payment of all such taxes or charges except for any taxes based solely upon Cadence's net income.

3.3 All fees payable shall be due and payable when invoiced, and shall be deemed overdue if they remain unpaid thirty (30) days after they become payable. Overdue amounts shall accrue interest at the rate of two (2) per cent per month.

4.   Intellectual Property Rights.

4.1 In providing the Services, Cadence will exercise and use certain of its IP Rights. Except as otherwise expressly provided, the provision of the Services shall give neither Cadence nor the Customer any rights of ownership in or to the IP Rights of the other party. All IP Rights that are owned or controlled by a party at the commencement of this Agreement shall remain under the ownership or control of such party throughout the term of this Agreement and thereafter. Further, unless expressly provided herein, no license is granted under the IP rights of a party to the other party hereto.

4.2 Customer and Cadence hereby acknowledge and agree that no inventions, improvements or innovations, whether derived from either, both or neither party's IP Rights, (collectively, an "Innovation") shall be created, conceived, developed or first reduced to practice during the course of this Agreement. In the event that an Innovation is created, conceived, developed or first reduced to practice during the course of this Agreement, or either or both parties believe that such an occurrence is reasonably likely, the parties agree to work promptly and in good faith to determine the relative ownership of such Innovations prior to commencement of any further Services by Cadence with respect thereto.

4.3 Subject to terms and conditions of this Agreement, Customer hereby grants to Cadence a royalty-free, non-transferable, non-exclusive, world-wide, fully paid, limited license to use and practice the Licensed Technology, and all IP Rights contained therein, solely for the term of this Agreement and exclusively in order for Cadence to perform the Services.

5.   Warranties.

5.1 Cadence warrants that the Services provided hereunder will be performed in a professional manner consistent with the quality of Cadence's performance of services for similar types of engagements.

5.2 THE WARRANTY ABOVE IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF SATISFACTORY QUALITY, REASONABLE SKILL AND CARE AND FITNESS FOR A PARTICULAR PURPOSE WHICH WARRANTIES ARE EXPRESSLY DISCLAIMED TO THE FULLEST EXTENT PERMISSIBLE BY LAW.

5.3 In order to receive warranty remedies, deficiencies in the Services must be reported to Cadence in writing as soon as reasonably practicable and, in any event, within ninety (90) days of delivery of each respective milestone Deliverable as specified in the Statement of Work. The Customer's sole remedy shall be to have such deficiencies remedied as set forth in the Statement of Work or to receive a refund of the pro rata amount of the fees allocable to such Services, at Cadence's sole option.

6.   Limitations on Liability.

6.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES, OR LOST PROFITS OR FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, HOWEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, CONTRACT, TORT NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. CADENCE SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGES CONCERNING ANY PRODUCTS, DEVICES, SOFTWARE OR APPLICATIONS DEVELOPED THROUGH USE OF CADENCEOS PRODUCTS, THE DELIVERABLES OR THE SERVICES.

6.2 CADENCE'S AGGREGATE CUMULATIVE LIABILITY TO CUSTOMER OR CUSTOMER INDEMNITEES ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL NOT EXCEED THE TOTAL AMOUNT ACTUALLY PAID BY CUSTOMER TO CADENCE UNDER THE APPLICABLE STATEMENT OF WORK.

6.3 No action, regardless of form, arising from this Agreement may be brought by either party more than one (1) year after the cause of action has accrued, except that an action for non-payment may be brought within one (1) year after the later of the date of last payment or the date such unpaid amount should have been paid.

7.   Confidentiality and Non-Use.

7.1  Each party agrees that, for a period of three (3)

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years from receipt, to hold the other party's Confidential Information in strict confidence, not to disclose such Confidential Information to third parties not authorized by the disclosing party to receive such Confidential Information, and to disclose such Confidential Information only to its employees with a need to know such Confidential Information and who are placed under express obligations of confidentiality not to use such Confidential Information for any purpose except as expressly permitted hereunder. Each party agrees to take reasonable steps to protect the other party's confidential information to ensure that such Confidential Information is not disclosed, distributed or used in violation of the provisions of this Agreement. The foregoing prohibition on disclosure of Confidential Information shall not apply to the extent that the Confidential Information is (a) required to be disclosed by the receiving party as a matter of law or by order of a court, provided that the receiving party uses reasonable efforts to provide the disclosing party with prior notice of such obligation to disclose and reasonably assists in obtaining a protective order therefor (b) is or becomes a part of the public domain through no act or omission of the other party or was otherwise available to the public other than by breach of this Agreement; or (c) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; or (d) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (e) is independently developed by the other party without access to the Confidential Information.

7.2 Subject to Cadence's compliance with the Confidential Information provisions herein, Customer acknowledges and agrees that Cadence and its employees may utilize for any purpose any Residual Information resulting from performing the Services and/or resulting from access to Customer's Confidential Information.

8.   Right to Perform Consulting Services For Others.

Subject to Cadence's compliance with the confidentiality provisions of this Agreement, nothing herein shall restrict or limit (a) Cadence from performing design consulting or other Services to any other entity in any industry, including the semiconductor and electronics industries, or (b) Cadence's right in its sole discretion to develop, use, market, license, offer for sale, or sell any software, application, product or service. The Customer agrees that Cadence and its employees may provide Services similar in nature to the Services for any third parties both during and after the provision of the Services.

9.   Term and Termination.

9.1 This Agreement commences on the date of commencement of the Services and, unless terminated earlier, shall continue until completion of the Services. The provision of the Services may be terminated by Cadence forthwith if Customer defaults in the timely payment of any monies due to Cadence and fails to cure such breach within ten (10) days from the date of receipt by Customer of any notice of such breach

9.2 The terms of Sections 3, 4, 5, 6, 7, 8 and 11 of this Agreement shall survive termination or expiration of the Services. Within thirty (30) days of termination of the Services for any reason, Cadence shall submit to the Customer an itemized invoice for any fees or expenses accrued and unpaid in respect of the Services prior to the date of such termination.

10.  Dispute Resolution.

10.1 The parties shall attempt in good faith to resolve any dispute arising in connection with this Agreement informally according to the following procedure. Upon written request of a party identifying a dispute to be resolved, each party will designate a management representative with the responsibility and authority to resolve the dispute. The designated management representatives shall meet preliminarily within fifteen (15) days after the request is received from the requesting party. At this first meeting, the designated management representatives shall identify the scope of the dispute and the information needed to discuss and attempt to resolve the dispute. These management representatives shall then gather relevant information regarding the dispute and shall meet to discuss the issues and negotiate in good faith to resolve the dispute. Such second meeting shall occur within fifteen (15) days of the first meeting.

10.2 Nothing in this Section 10 shall restrict the right of either party to apply to a court of competent jurisdiction for injunctive relief or damages at any time. However, the right of either party to file a lawsuit does not abrogate each party's obligations under Section 10.1 above. Moreover, a party which elects to file a lawsuit shall provide the written notice identified in
Section 10.1 to the other party at the same time the lawsuit is filed with a court.

11.  General.

11.1 Independent Contractors. Cadence shall perform the Services as an independent contractor, and nothing contained in this Agreement or any Statement of Work attached hereto shall be construed to create or imply a joint venture, partnership, principal-agent or employment relationship between the parties.

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11.2  Governing Law and Venue.  This Agreement will be governed by the procedural and substantive laws of the United States and the State of California, without regards to its conflicts of laws principles. This Agreement is prepared and executed and shall be interpreted in the English language only, and no translation of the Agreement into another language shall have any effect. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods (1980) is specifically excluded from and shall not apply to this Agreement. Each party agrees that any claim, action or lawsuit arising out of or related to this Agreement shall be brought or filed in the United States District Court for the Northern District of California or the California Superior Court for the County of Santa Clara, and, in such event, each party agrees to submit to such jurisdiction.

11.3 Notices. Notices to be given or submitted by either party to other pursuant to this Agreement shall be in writing, deemed effective upon receipt, sent by prepaid certified mail or overnight delivery service and directed in the case of the Customer to the address above, and in the case of Cadence to: 555 River Oaks Parkway, San Jose, California 95134, U.S.A.

11.4 Severability. If any term or provision of this Agreement is determined to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other terms and provisions shall be deemed valid and enforceable to the maximum extent possible.

11.5 Force Majeure. Cadence shall not be liable for any loss or damage, arising from delay due to causes beyond its reasonable control.

11.6 Assignment. Customer shall not assign, delegate, or subcontract any portion of its rights, duties, or obligations under this Agreement and any attempt to do so shall be void. As used in this Agreement, the following shall be deemed an assignment: (1) any dissolution, merger, consolidation, or other reorganization of or affecting the Customer, whether or not Customer is the surviving corporate entity; and (2) the sale or transfer, by one or more transactions, of stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Customer's capital stock issued, outstanding and entitled to vote for the election of its directors.

11.7 Complete Agreement. Each party acknowledges that it has read, understands and agrees to be bound by this Agreement and that this Agreement including Statements of Work agreed from time to time under the terms of this Agreement is the complete and exclusive statement of the agreement between the parties regarding the subject matter hereof, which supersedes all proposals, oral or written, and all other communications between the parties relating to such subject matter.

11.8 Modification. Each party agrees that any terms and conditions of any purchase order or other instrument issued by Customer in connection with the Agreement that are in addition to or inconsistent with the terms and conditions of this Agreement shall be of no force or effect. This Agreement may be modified only by a written instrument duly executed by an authorized representative of Cadence and Customer.

11.9 Waiver. The failure of a party to enforce any provision of this Agreement shall not constitute a waiver of such provision or the right of such party to enforce such provision or any other provision.

11.10 Conflict. If there is any conflict between the terms of the this Agreement and the Statement of Work or the terms of any subsequent attachment hereto, the terms of this Agreement shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.
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Executed by IAS Communications, Inc.:

Signature:  /s/ John G. Robertson
          -----------------------

Name: John G. Robertson
      ---------------------------

Title: President
      ---------------------------

Date:  March 22, 2000
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Executed by Cadence Design Systems, Inc.:

Signature: /s/ R. L. Smith McKerthen
          ---------------------------

Name: R.L. Smith McKerthen
     --------------------------------

Title: Sr. VP's General Counsel
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Date: 24 March 2000
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